SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                  and Exchange Act of 1934

Filed by Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to par. 240.14a-11(c) or par 240.14a-12

                 First Financial Bankshares, Inc.
         (Name of Registrant as Specified in its Charter)

                        Curtis R. Harvey
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange
    Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:


     2) Aggregate number of securities to which transaction applies:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: /


     4)   Proposed maximum aggregate value of transaction:


     Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                                FIRST FINANCIAL BANKSHARES, INC.

                                         400 Pine Street

                                        Abilene, Texas 79601
                                           (915) 675-7155

                         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                          April 23, 1996

TO OUR SHAREHOLDERS:

   The annual meeting of shareholders of First Financial
Bankshares, Inc. will be held in the Abilene Civic Center, 1100
North 6th Street, Abilene, Texas, at 10:30 a.m. on Tuesday, April
23, 1996, for the following purposes:

         (1)  To elect 14 Directors of the Company.

         (2) To approve the appointment by the Board of Directors of Arthur Andersen LLP as the independent accountants of the Company for the year 1996.

         (3) To act on such other business as may properly come before the meeting, or any adjournment thereof. The Board of Directors ("management") is not aware of any other business to come before the meeting.

    The transfer books of the Company will not be closed, but only the holders of common stock of record at the close of business on March 15, 1996, will be entitled to notice of and to vote at the annual meeting.

    The management sincerely desires your presence at the annual meeting and luncheon to be held immediately thereafter, but, nevertheless, respectfully urges you to sign and return the enclosed proxy in order to remove any question of your vote being counted. If you sign and return the proxy, but later desire to vote in person, you may revoke your proxy by a written request to either of the named proxies. Revocation of your proxy can be done either before or at the annual meeting, so long as your written request is received by one of the named proxies before your proxy is voted.

    By order of the Board of Directors.


                                     KENNETH T. MURPHY, Chairman

March 29, 1996

PAGE

            FIRST FINANCIAL BANKSHARES, INC.

                            400 Pine Street

                          Abilene, Texas 79601

                            (915) 675-7155

                            PROXY STATEMENT

                   ANNUAL MEETING OF SHAREHOLDERS

                            April 23, 1996

               SOLICITATION AND REVOCABILITY OF PROXIES


     The accompanying proxy is solicited by and on behalf of the Board of Directors of First Financial Bankshares, Inc., a Texas corporation (the "Company"), for use at the annual meeting of shareholders to be held on Tuesday, April 23, 1996, at the time and place and for the purposes set forth in the accompanying notice and at any recess or adjournments thereof. The solicitation will be by mail. The total expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. It may be that further solicitation of proxies will be made by telephone or oral communication with some of the shareholders of the Company following the original solicitation. All further solicitation will be made by the officers of the Company who will not be additionally compensated therefor.

    The accompanying proxy, even though executed and returned, may be revoked at any time prior to voting of the proxy by written request to either of the named proxies by the shareholder of record.

    The proxy materials were mailed to shareholders on March 29, 1996. Only shareholders of record at the close of business on March 15, 1996, will be entitled to vote at such meeting. On such date there were 5,345,059 shares of common stock outstanding and entitled to vote. The holders of common stock will be entitled to one vote per share and cumulative voting is not permitted.

                          ELECTION OF DIRECTORS

    A Board of Directors is to be elected at the annual meeting. Each Director elected will hold office until the next annual meeting of the shareholders and until his or her successor shall be elected and qualified. Under the Bylaws of the Company, an individual may not stand for election or reelection as Director upon attainment of 72 years of age unless such individual owns at least 1% of the outstanding shares of the Company and is less than 75 years of age. While Bylaws of the Company fix the number of Directors at a number not less than three nor more than thirty, fourteen nominees are named and proposed by management. The reason that the number of Directors authorized exceeds the number of nominees is to avoid the necessity of amending the Bylaws of the Company each time that it would appear to be to the advantage of the Company to increase the number of its Directors. The proxies accompanying this proxy statement cannot be voted by the proxy committee for a greater number of persons than the number of nominees named. Other Directors could be elected after nominations from the floor of the meeting, if such nominees each receive a majority vote of the shareholders. Although the management of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the meeting, the proxy committee will vote in accordance with its best judgment.

PAGE

    The names and principal occupations of the nominees, together with the length of service as a Director and the number of shares of common stock of the Company beneficially owned by each of them on March 6, 1996, are as follows:



                                                  Shares
                                                  Of the  Percent
                                      Principal   Company   of
                                      Occupation   Bene-   Shares
                             Years as During Last ficially  Out-
Name              Age Office Director Five Years   Owned standing
                              (1)
Joseph E. Canon   53 Director  - Executive Director   2,542     -
                                 Dodge Jones
                                 Foundation
Mac A. Coalson    57 Director  - Real Estate and     60,213   1.1
                                 Ranching
F. Scott Dueser(2)42 Director  5 President and       33,894   0.6
                                 Chief Executive
                                 Officer,First
                                 National Bank of
                                 Abilene, Abilene,
                                 Texas* since May
                                 18, 1993;President,
                                 First National
                                 Bank of Abilene,
                                 Abilene,Texas*,
                                 January 15, 1991,
                                 to May 18, 1993;
                                 Executive Vice
                                 President,First
                                 National Bank of
                                 Abilene, Abilene,
                                 Texas*
Patrick N. Gerald 56 Director 15 Chairman and        19,041   0.4
                                 President, First
                                 National Bank,
                                 Sweetwater,
                                 Sweetwater, Texas*
Robert E. Hitt    71 Director 23 Investments         51,798   0.9
(2) (3) (5)
Raymond A.
 McDaniel, Jr.(3) 62 Director  4 McDaniel Associates 14,696   0.2
Bynum Miers (5)   59 Director  4 Ranching and        13,453   0.2
                                 Investments
Kenneth T.
 Murphy (2)       58 Chairman,24 See "Executive      56,251   1.0
                     President   Officers"
                     and Chief   on Page 5
                     Executive
                     Officer,
                     and
                     Director
Dian Graves
 Owen (5)         56 Director  3 Chairman, Owen      13,595   0.2
James M. Parker   65 Director 23 President, Parker  202,655   3.8
(2) (3) (4)                      Properties, Inc.
O.L. Schuch       70 Director  1 Investments         15,878   0.3
Craig Smith       53 Director  6 Chairman and        25,140   0.5
                                  President,
                                 Hereford State Bank,
                                 Hereford, Texas*
H.T.Wilson(2)(5)  68 Director 13 Chairman, Eastland  50,286   0.9
                                 National Bank,
                                 Eastland, Texas*
Walter F.
 Worthington      69 Director  - Chairman and        86,618   1.6
                                 President,
                                 Weatherford
                                 National Bank,
                                 Weatherford, Texas*

Shares beneficially owned by all Executive Officers and Directors
as a group                                          648,323  12.1

*The bank shown is a subsidiary of the Company.

(1) The years indicated are the approximate number of years each person has continuously served as Director of the Company, or, prior thereto, of First National Bank of Abilene, which became a wholly-owned subsidiary of the Company in April 1973, when all the then Directors of First National Bank of Abilene became
Directors of the Company.
(2) This Director/Nominee is a member of the Executive Committee.
(3) This Director/Nominee is a member of the Stock Option
Committee.
(4) This Director/Nominee is a member of the Administrative
Committee of the Company Profit Sharing and Pension Plan.
(5) This Director/Nominee is a member of the Directors' Audit
Committee.


PAGE

                      MEETINGS OF BOARD OF DIRECTORS

    During the last full year, four regular quarterly meetings of the Board of Directors were called and held. All Directors except Mrs. Owen were able to attend at least 75% of the aggregate of the meetings of the Board of Directors and the meetings held by all committees of the Board on which they served. Directors who are not officers of the Company receive $800 for each Board meeting attended.

                                COMMITTEES

    First Financial Bankshares, Inc. does not have a standing nominating or compensation committee of the Board of Directors. The Company has a standing Executive Committee whose responsibilities include functioning as a compensation committee and a nominating committee with appropriate recommendations to the entire Board. The Executive Committee met seven times during 1995 and, among other items, considered and took action on matters relating to its capacity as compensation and/or nominating committee. In its capacity as nominating committee, the Executive Committee will consider director nominations from security holders. There are no prescribed procedures that the security holder must follow. The Company has a Directors' Audit Committee that has the responsibility of acting on behalf of the Board in receiving and reviewing both internal and external audit reports. During 1995 the Audit Committee met three times. The Company also has an Administrative Committee for the Profit Sharing, Pension and Flexible Spending Account Benefit Plans. Pursuant to the 1992 Incentive Stock Option Plan for Key Employees of First Financial Bankshares, Inc. and its Subsidiaries, the Board of Directors has also appointed a Stock Option Committee composed of five members. The Directors serving on these committees are indicated in the section titled "ELECTION OF DIRECTORS." Directors who are not officers of the Company receive $400 for each committee meeting attended.

                    APPROVAL OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Arthur Andersen LLP to serve as independent certified public accountants to the Company and its subsidiaries for the year 1996 and to serve until the next annual meeting in April 1997. Arthur Andersen LLP has served as the Company's independent accountants since
1990. The Company has been advised by Arthur Andersen LLP that neither its firm nor any of its members has any financial interest, direct or indirect, in the Company or any of its subsidiaries, nor has had any connection with the Company or any of its subsidiaries in any capacity other than independent accountants.

    The Board of Directors recommends that you vote for the approval of the appointment of Arthur Andersen LLP. If the shareholders do not approve the appointment of Arthur Andersen LLP, then the appointment of independent accountants will be reconsidered by the Board of Directors.

    Representatives of Arthur Andersen LLP are expected to be present at the annual shareholders meeting, and they may have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

                        EXECUTIVE OFFICERS

    The executive officers of First Financial Bankshares, Inc.
are:
                                           Years    Principal
                                          Served   Occupation
                                 Term of  In Such   During
Name               Age  Office    Office  Office  Past 5 Years
Kenneth T. Murphy  58  Chairman,  1 year  9 years Chairman,
                       President                  President and
                       and Chief                  Chief Executive
                       Executive                  Officer;
                       Officer                    Chairman,
                                                   First National
                                                  Bank of
                                                  Abilene,
                                                  Abilene, Texas*
Curtis R. Harvey   50  Executive  1 year  5 years Executive Vice
                       Vice                       President and
                       President                  Chief Financial
                       and Chief                  Officer
                       Financial
                       Officer
Tommy J. Barrow    48  Executive  1 year  1 year  Executive Vice
                       Vice                       President since
                       President                  October 1,1995;
                                                  President,
                                                  First National
                                                  Bank of Andrews
* The bank shown is a subsidiary of the Company.


PAGE

                      COMPENSATION OF OFFICERS

    The following table provides individual compensation information on the Chief Executive Officer and the four most highly compensated officers of the Company and its subsidiaries.

                      SUMMARY COMPENSATION TABLE


                                             Long Term
                                       Annual  Compen-
                                       Compen- sation
                                       sation  Awards
                                              Number of    All
                                             Securities   other
                                             Underlying  Compen-
                                               Options    sation
Name and Principal Position    Year   Salary($) (#) (1)  ($) (2)
Kenneth T. Murphy, Chairman,   1995  $ 295,500   3,000  $ 18,143
 President & CEO               1994    277,000      -     17,605
 First Financial               1993    257,000   3,750    26,516
 Bankshares, Inc.

F. Scott Dueser,               1995    173,250   2,000    20,397
 President & CEO               1994    168,000      -     18,380
 First National Bank           1993    151,250   2,500    18,382
 of Abilene

Patrick N. Gerald, Chairman,   1995    137,500   1,000    19,561
 President & CEO               1994    137,500      -      8,186
 First National Bank,          1993    132,000   1,250    14,031
 Sweetwater

Craig Smith, Chairman,         1995    132,000   1,000    19,700
 President & CEO               1994    130,000      -     15,986
 Hereford State Bank           1993    124,500   1,250    15,299

Curtis R. Harvey, Executive    1995    124,000   1,000    14,829
 Vice President & CFO          1994    121,800      -     14,157
 First Financial               1993     117,000  1,250    13,050
 Bankshares, Inc.


(1) Adjusted for stock splits and stock dividends.
(2) The Company's contribution to Profit Sharing Plan.


                       COMPENSATION PURSUANT TO PLANS
General


   Effective January 1, 1984, the Company adopted First Financial Bankshares, Inc. Pension and Profit Sharing Plans, at which time the authority for the Plans was placed under the Directors of the Company. These Plans were previously under authority of the Directors of First National Bank of Abilene as these plans had originated through that bank. An employee is eligible to become a participant in the Company Pension and Profit Sharing Plans on January 1, coincident with or immediately following date of employment. The Company and all of its then subsidiary banks adopted a Flexible Spending Account Benefit Plan for all employees that became effective in 1988. First National Bank in Cleburne adopted all benefit plans effective in 1991. Stephenville Bank & Trust Co. adopted all benefit plans effective in 1993. Southwest Bank of San Angelo adopted the Pension and Flexible Spending Account Benefit Plan effective in 1994 and Profit Sharing Plan effective in 1995.

PAGE

Profit Sharing Plan

   Each participating employer (that is, the Company and each subsidiary that has adopted the Plan) determines on an annual basis the contribution that it will make to the Profit Sharing Plan from such employer's operating profits. Contributions under the Profit Sharing Plan are administered by an Administrative Committee appointed by the Board of Directors of First Financial Bankshares, Inc. for the exclusive benefit of Plan participants under the provisions of a Trust Agreement. Under the Profit Sharing Plan, eligible employees may contribute between 1% and 5% of their eligible earnings, although contributions by employees are not required as a condition of participation. Each employer's annual contribution is allocated among the accounts of the active Plan participants employed by such employer, in the ratio that each participant's compensation bears to the total compensation of all participants of such employer. Compensation means the total amount paid to an employee during the year including bonuses, commissions, and overtime pay, but excluding reimbursed expenses, director fees, group insurance benefits and pension and profit sharing contributions. Notwithstanding the foregoing, the compensation amount used to calculate a participant's benefit is limited by the IRS to a maximum of $150,000. Additionally, the Annual Addition that may be allocated to a participant is limited to $30,000.
Effective January 1, 1988, compensation also includes the amount elected by an employee as salary reduction under the Flexible Spending Account Benefit Plan.

   The Profit Sharing Plan provides for benefits to vest (become nonforfeitable) in graduated percentages for the first six (6) years of participation, with benefits being fully vested after seven (7) years of credited service. Generally, an employee's benefit at normal retirement will be the contributions allocated to his account while a participant, increased by gains and decreased by losses from investments of the trust and increased by any forfeitures allocated to his account. An employee is always fully vested with respect to any voluntary contributions he makes, and death or disability of a participant while employed by the Company or one of its subsidiaries results in immediate full vesting with respect to employer contributions. If a participant terminates employment for any other reason, the total amount of his employee contribution account and the vested portion of his employer contribution account are distributed to him.

Pension Plan

   The Company's Pension Plan requires annual contributions sufficient to provide the pension benefits accruing to employees under the Plan. The annual benefit for a participant in the Pension Plan who retires on his normal retirement date is the Accrued Benefit at December 31, 1988, plus 1.25% of average compensation multiplied by years of service from January
1, 1989. "Average Compensation" is the average compensation during the 10 years immediately preceding the date of determination. Compensation means the total amount paid to an employee during the year including bonuses, commissions, and overtime pay, but excluding reimbursed expenses, director fees, group insurance benefits and pension and profit sharing contributions. There are provisions in the Plan for early retirement with reduced benefits. There is no vesting of Plan benefits until a participant has 5 or more years of credited service with participating employers. Full (100%) vesting occurs upon the completion of 5 years of credited service or upon reaching age 65 without regard to credited service.

   The Company Pension Plan is subject to the minimum funding requirements of the Employee Retirement Income Security Act of 1974 (ERISA) and there is no present funding deficiency. Contributions to the Company Pension Plan for the past five years (1991-1995) have been $99,602; $98,097; $162,052; $272,346;
and $533,411, respectively.

   The following table illustrates estimated retirement benefits under the Company Pension Plan for persons in specified remuneration and years of service categories and which benefits are payable annually for life with 10 years certain. The benefits listed in the table are not subject to any deduction for social security or other offset amounts. This illustration does not reflect any benefit that a participant may have accrued at December 31, 1988.

                       PENSION PLAN TABLE

                            Years of Service
Remuneration   15        20         25       30         35
$  25,000   $ 4,688  $  6,250  $  7,813  $  9,375  $  10,938
   50,000     9,375    12,500    15,625    18,750     21,875
   75,000    14,063    18,750    23,438    28,125     32,813
  100,000    18,750    25,000    31,250    37,500     43,750
  125,000    23,438    31,250    39,063    46,875     54,688
  150,000    28,125    37,500    46,875    56,250     65,625

The maximum annual pension benefit payable allowable under current law is $120,000.


  As of December 31, 1995, Mr. Murphy was credited with 25 years of service under the Company Pension Plan, Mr. Gerald was credited with 20 years of service, Mr. Smith was credited with 26 years of service, Mr. Dueser was credited with 19 years of service, and Mr. Harvey was credited with 5 years of service. The covered compensation of each of these officers and directors during 1995 was $150,000; $137,711; $132,591; $150,000;
and $125,746, respectively.

  In 1992, the Board of Directors approved a deferred compensation agreement between First Financial Bankshares, Inc. and Kenneth T. Murphy, Chairman, President and Chief Executive Officer. The agreement was made in recognition of his contribution to the success of the Company and as an inducement to remain, subject to the discretion of the Board of Directors, in the employ of the Company. The agreement provided that following retirement in December 2002, or such later date as may be mutually agreed upon by the parties, the Company would pay Mr. Murphy, or his beneficiary, the sum of $6,250 per month for a period of 84 months. In 1995 the agreement was revised to provide for the sum of $8,750 per month for a period of 84 months. The increase serves to offset the reduction in Mr. Murphy's pension benefit resulting from a lower covered compensation amount now allowable under Federal tax law.
The monthly amount is considered to be an appropriate level of supplemental income to partially offset Mr. Murphy's reduction in personal income following retirement and is based on an analysis of the difference in projected final year compensation and retirement compensation. The agreement also provides for 70% vesting at age 62, 80% vesting at age 63, and 90% vesting at age 64.

Flexible Spending Account Benefit Plan

  Effective January 1, 1988, the Company and its subsidiaries adopted a Flexible Spending Account Benefit Plan. An employee is eligible to become a participant in this plan on the first day of the month following completion of two months of service. The Flexible Spending Account Benefit Plan allows each participant to redirect a portion of his/her salary, before taxes, to pay certain medical and/or dependent care expenses. This plan is administered by the Administrative Committee appointed by the Board of Directors of First Financial Bankshares, Inc.

                                STOCK OPTIONS

  At the 1992 Annual Meeting, the "1992 Incentive Stock Option Plan" was approved and adopted. The purposes of the Plan are to attract and retain key employees and to encourage employee performance by providing them with a proprietary interest in the Company through the granting of stock options.
The maximum aggregate number of shares of the Company's common stock that may be issued under the Plan is 100,000, subject to adjustment for stock dividends and similar events. The 1992 Plan includes substantially the same features as the expired 1982 Plan and is administered by a Stock Option Committee appointed by the Board of Directors. The following table contains information concerning options granted during 1995 to the Company's chief executive officer and four other most highly compensated executive officers.

                   Option Grants in Last Fiscal Year

                                          Potential Realizable
                                             Value at Assumed
                                              Annual Rates of
                                                Stock Price
                                              Appreciation for
              Individual Grants                   Option Term


                        % of
                        Total
              Number   Options
                Of     Granted
             Securities  to
               Under-  Employ-
               lying    ees  Exercise
              Options   in    or Base
              Granted  Fiscal Price Expiration
Name             (#) (1)Year  ($/Sh)   Date      5% ($)   10% ($)
Kenneth T. Murphy 3,000 9.7%  $32.00 10/17/05  $ 51,822 $ 139,382
F. Scott Dueser   2,000 6.5    32.00 10/17/05    34,548    92,921
Patrick N. Gerald 1,000 3.2    32.00 10/17/05    17,274    46,461
Craig Smith       1,000 3.2    32.00 10/17/05    17,274    46,461
Curtis R. Harvey  1,000 3.2    32.00 10/17/05    17,274    46,461

(1) Granted under incentive stock option plan.


PAGE

    The following table contains information concerning each exercise of stock options during the last fiscal year by each of the persons named below and the fiscal year-end value of unexercised options.


          Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                     Number of
                                     Securities      Value of
                                     Underlying      Unexercised
           Number of                 Unexercised     In-the-Money
          Securities                 Options at FY-   Options at
           Underlying                   End(#)(1)     FY-End($)
         Shares Acquired    Value       Exercisable/ Exercisable/
Name       on Exercise(#)  Realized($)Unexercisable Unexercisable

Kenneth T. Murphy   6,173    $ 112,161     3,500     $ 57,330
                                          15,611       91,897

F. Scott Dueser       -            -         454        9,852
                                           9,078       92,288

Patrick N. Gerald     -            -         681       14,778
                                           4,993       50,754

Craig Smith           681       14,097        -            -
                                           6,025       61,244

Curtis R. Harvey      619        9,724        -            -
                                           3,487       22,037

(1) Adjusted for stock splits and other stock dividends.


     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No person who served as a member of the Executive Committee in its capacity as compensation committee was, during the past fiscal year, an officer or employee of the Company or any of its subsidiaries, or had any relationship requiring disclosure in this Notice to Shareholders except for Mr. Tom Wilson, who is a former subsidiary bank officer. However, committee members Robert Hitt and James Parker did obtain loans from a subsidiary bank during the past year. In each case, such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a Director of the Company.

           EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    During the past fiscal year the Company's executive compensation program was administered by the Executive Committee acting in the capacity of compensation committee. The Company's executive compensation program consists of base salary, profit sharing, and incentive stock options. With the exception of the Chief Executive Officer, and Mr. Dueser whose salary is reviewed in February and adjusted March 1, the base salaries for the executive officers named on page 6 of this Notice are reviewed in December of each year with adjustments made effective January 1. Included among the factors that the committee considers when approving annual base salaries are: attainment of planned goals and objectives, scope of responsibility (asset size of subsidiary bank and/or degree of influence on the Company's profitability and operations), tenure with the Company, evaluation input from subsidiary bank directors, and relationship of base salary to the base salaries of other members of the executive officer group.

PAGE

    The base salary for Mr. Murphy was reviewed in March 1995 with an adjustment made effective April 1, 1995. The increase was based on the following factors:

    - The Company's financial performance for 1995.
    - Performance of Chief Executive Officer's duties that relate primarily to leading and managing the Company within the broad guidelines set by the Board of Directors.
    - Base salary compared to SNL Securities, Inc.
      compensation survey data for chief executive officers of similar size organizations within the industry.
    - Subjective evaluations of Mr. Murphy's contribution to the overall success of the Company.

    Stock options are granted under the Incentive Stock Option Plan upon recommendation of the Stock Option Committee of the Board of Directors. The Executive Committee believes that the Stock Option Plan is an integral part of the executive compensation program that encourages key employees to align their long-range interest with those of shareholders by accomplishing longer-term corporate goals.

Robert E. Hitt                              H.T. Wilson
James Parker


    The line graph below compares cumulative total shareholder return with a performance indication of the overall stock market, the S&P 500 Stock Index, and a nationally-recognized banking industry index, the Keefe, Bruyette and Woods, Inc. (KBW) 50 Total Return Index, which is comprised of fifty of the nation's top banking companies.



The required performance graph is not included in this electronic filing. The graph has been provided to shareholders of the Company and has been filed separately in paper under cover of Form SE to the Securities and Exchange Commission.

  PRINCIPAL SHAREHOLDERS OF FIRST FINANCIAL BANKSHARES, INC.

    At December 31, 1995, management was not aware of any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is the beneficial owner of more than five percent (5%) of the Company's common stock. However, First National Bank of Abilene, First National Bank, Sweetwater, and Stephenville Bank & Trust Co. held of record in various fiduciary capacities an aggregate of 1,096,595 shares of such stock. Of the total shares held, these subsidiaries of the Company had sole power to vote 527,905 shares (10.5%), 79,260 shares (1.6%), and 1,125 shares ( - %), respectively. In addition, First National Bank of Abilene and First National Bank, Sweetwater, shared, with other persons, the power to vote the remaining 485,252 shares and 3,052 shares, respectively. All the shares held by each subsidiary bank, which are registered in its name as fiduciary or in the name of its nominee, are owned by many different accounts, each of which is governed by a separate instrument that sets forth the powers of the fiduciary with regard to the securities held in such accounts.

                     INTEREST IN CERTAIN TRANSACTIONS

    As has been true in the past, some of the Company's officers and directors, members of their families, and other businesses with which they are affiliated, are or have been customers of one or more of the subsidiary banks of the Company (First National Bank of Abilene, Abilene, Texas; Hereford State Bank, Hereford, Texas; First National Bank, Sweetwater, Sweetwater, Texas; Eastland National Bank, Eastland, Texas; First National Bank in Cleburne, Cleburne, Texas; Stephenville Bank & Trust Co., Stephenville, Texas; Southwest Bank of San Angelo, San Angelo, Texas). As customers, they have had transactions in the ordinary course of business with such banks including borrowings, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or present any other unfavorable features to the subsidiary banks involved. None of the transactions involving subsidiary banks of the Company and the Company's officers and directors, or other businesses with which they may be affiliated, have been classified or disclosed as nonaccrual, past due, restructured or potential problems.

                         PROPOSALS OF SHAREHOLDERS

    Proposals of shareholders intended to be presented at the next annual meeting, to receive consideration, must be submitted in writing and delivered to the Company no later than December 1, 1996.

                    UNDERTAKING TO FURNISH INFORMATION

    The Company will furnish a copy of its Annual Report for the year 1995 on Form 10-K, including the financial statements and schedules thereto required to be filed with the Securities and Exchange Commission, without charge to any person whose proxy is solicited herewith upon such person's written request therefor, which request shall contain a good faith representation that, as of the record date for the annual meeting of the Company's shareholders, the person making the request was a beneficial owner of securities entitled to vote at such meeting and such request shall be addressed to Curtis R. Harvey, Executive Vice President and Chief Financial Officer, First Financial Bankshares, Inc., P.O. Box 701, Abilene, Texas 79604. Exhibits to the 10-K Annual Report shall also be furnished upon the payment of a specified reasonable fee, which fee shall be limited to the Company's reasonable expenses in furnishing such exhibits.

                              OTHER BUSINESS

    Management does not know of any other matters that are likely to be brought before the meeting for action. However, if any matters do properly come before the meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person voting the proxy.

By Order of the Board of Directors.

                                      KENNETH T. MURPHY, Chairman
March 29, 1996